Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 21, 2014 relating to the financial statements and the financial statement schedules, which appear in Everest Reinsurance Holdings, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
June 2, 2014